UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2024

BLACKROCK FINANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hudson Yards New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(212) 810-5800

(Registrant’s telephone number, including area code)

BlackRock, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
1.250% Notes due 2025	BLK25	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (*230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (*240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed in connection with the completion on October 1, 2024 (the “Closing Date”) of the previously announced transactions contemplated by that certain Transaction Agreement, dated as of January 12, 2024 (as amended, restated or supplemented from time to time, the “Transaction Agreement”), by and among BlackRock, Inc. (formerly known as BlackRock Funding, Inc.), a Delaware corporation (“New BlackRock”), BlackRock Finance, Inc. (formerly known as BlackRock, Inc.), a Delaware corporation (“Old BlackRock”), Banana Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Global Infrastructure Management, LLC, a Delaware limited liability company (referred to herein as Global Infrastructure Partners (“GIP”)), and the other parties named therein. Pursuant to the terms and subject to the conditions set forth in the Transaction Agreement, (i) Merger Sub merged with and into Old BlackRock at the closing (the “Closing”) of the transaction in accordance with Section 251(g) of the Delaware General Corporation Law (“DGCL”), with Old BlackRock continuing as the surviving corporation and a wholly owned subsidiary of New BlackRock (the “Merger”) and (ii) at the Closing and immediately following the Merger, New BlackRock acquired 100% of the issued and outstanding limited liability company interests of GIP, for a total consideration of $3 billion in cash and approximately 12 million shares of New BlackRock Common Stock (as defined below) (the “GIP Contribution”). Approximately 30% of the total consideration, all in stock, is deferred and will be issued subject to the satisfaction of certain post-closing events.

As a result of the Merger, among other things, (i) New BlackRock became the ultimate parent of Old BlackRock, GIP and their respective subsidiaries and (ii) each share of common stock, $0.01 par value (“Old BlackRock Common Stock”), of Old BlackRock issued and outstanding immediately prior to the effective time of the Merger (the “Merger Effective Time”) (other than shares of Old BlackRock Common Stock held in treasury by Old BlackRock not held on behalf of a third party, which shares were cancelled) were converted automatically into one share of common stock, $0.01 par value, of New BlackRock (“New BlackRock Common Stock”). Effective as of the Merger Effective Time, New BlackRock changed its name from “BlackRock Funding, Inc.” to “BlackRock, Inc.” and Old BlackRock changed its name from “BlackRock, Inc.” to “BlackRock Finance, Inc.”

Following the Closing Date, New BlackRock will retain the ticker symbol “BLK” and the shares of New BlackRock Common Stock will continue trading uninterrupted on the New York Stock Exchange (“NYSE”).

This Current Report on Form 8-K is being filed for the purpose of disclosing certain events with respect to Old BlackRock in connection with the consummation of the Merger and the GIP Contribution.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the Merger, shares of Old BlackRock Common Stock were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on the NYSE. As a result of the Merger, Old BlackRock has requested that the NYSE file a Form 25 to withdraw the shares of Old BlackRock Common Stock from listing on the NYSE. Old BlackRock expects to file a Form 15 with the Securities and Exchange Commission (the “SEC”) to terminate the registration under the Exchange Act of the shares of Old BlackRock Common Stock, and suspend the reporting obligations under Sections 12(g) and 15(d) of the Exchange Act of Old BlackRock.

The information set forth in the “Explanatory Note” of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the “Explanatory Note” and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of the registrant occurred and Old BlackRock became a wholly owned subsidiary of New BlackRock.

The information set forth in the “Explanatory Note” and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, as of the Merger Effective Time, the directors of Old BlackRock immediately prior to the Merger Effective Time ceased to be directors of Old BlackRock pursuant to the terms of the Transaction Agreement, and the directors of Merger Sub immediately prior to the Merger Effective Time became the directors of Old BlackRock. The names of these directors are Martin Small, Robert Goldstein and R. Andrew Dickson III.

In connection with the Merger, as of the Merger Effective Time, the officers of Merger Sub immediately prior to the Merger Effective Time became the officers of Old BlackRock. The names of these officers of Old BlackRock and their respective positions are indicated below:

Laurence Fink	Chief Executive Officer
Robert Kapito	President
Christopher J. Meade	General Counsel, Chief Legal Officer and Senior Managing Director
Martin Small	Chief Financial Officer and Senior Managing Director
Philippe Matsumoto	Treasurer and Managing Director
R. Andrew Dickson III	Corporate Secretary and Managing Director

In connection with the Merger, on the Closing Date, New BlackRock adopted and assumed all of the compensation and benefit plans, agreements and arrangements of Old BlackRock as in effect immediately prior to the Merger Effective Time, as well as any rights and obligations of Old BlackRock thereunder. In addition to assuming on a one-for-one basis any outstanding awards granted under the plans described above (including the shares underlying any equity-based awards) and the award agreements evidencing the grants of such awards, including any awards granted to Old BlackRock’s directors or executive officers, New BlackRock assumed on a one-for-one basis the remaining shares available for issuance under the applicable equity plans.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date, pursuant to the Merger, Old BlackRock amended and restated its certificate of incorporation to read as the certificate of incorporation of Old BlackRock immediately prior to the Merger Effective Time, except that (i) the name of Old BlackRock has been changed from “BlackRock, Inc.” to “BlackRock Finance, Inc.,” (ii) a provision has been revised to provide that the total number of shares of capital stock that Old BlackRock shall have the authority to issue is 1,000, of which 500 shares shall be of common stock, par value $0.01 per share, and 500 shares shall be shares of preferred stock having a par value of $0.01 per share and (iii) a provision has been added to require that any act or transaction by or involving Old BlackRock, other than the election or removal of directors of Old BlackRock, that, if taken by Old BlackRock immediately prior to the Merger Effective Time would require, for its adoption under the DGCL or the organizational documents of Old BlackRock immediately prior to the Merger Effective Time, the approval of the stockholders of Old BlackRock, shall, by specific reference to Section 251(g) of the DGCL, require, in addition to the approval of the stockholders of Old BlackRock, the approval by the stockholders of New BlackRock (or any successor thereto by merger), by the same vote as is required by the DGCL and/or the organizational documents of Old BlackRock immediately prior to the Merger Effective Time. The Amended and Restated Certificate of Incorporation of Old Blackrock is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

On the Closing Date, in connection with the Merger, Old BlackRock amended and restated its bylaws to read as the bylaws of Old BlackRock immediately prior to the Merger Effective Time, except that references to “BlackRock, Inc” were replaced by “BlackRock Finance, Inc.” and other changes permitted by Section 251(g) of the DGCL. The Amended and Restated Bylaws of Old BlackRock are filed as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

As previously announced, on September 13, 2024, Old BlackRock notified the NYSE of its intention to voluntarily delist from the NYSE and deregister its Euro-denominated 1.250% Notes due 2025 (the “2025 Notes”). To delist the 2025 Notes from the NYSE, Old BlackRock filed a Notification of Removal from Listing on Form 25 relating to the delisting on September 23, 2024 (the “Form 25”) with the SEC. The delisting will be effective on the 10th day following filing of the Form 25, or October 3, 2024, and the 2025 Notes will no longer trade on the NYSE effective on such date. The 2025 Notes will remain outstanding and Old BlackRock has applied for admission of the 2025 Notes to the Official List of The International Stock Exchange (TISE), which listing is expected to become effective on or around October 3, 2024.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of BlackRock Finance, Inc., effective as of October 1, 2024.

3.2	Amended and Restated Bylaws of BlackRock Finance, Inc., effective as of October 1, 2024.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock Finance, Inc.
(Registrant)
Date: October 1, 2024

	By:	/s/ R. Andrew Dickson III
R. Andrew Dickson III
Managing Director and Corporate Secretary